Exhibit 10.1
AGREEMENT & GENERAL RELEASE

This Agreement and General Release (“Agreement”) is made and entered into on August 11, 2021 by Enstar (US) Inc., 411 Fifth Ave., 5th Floor, New York, NY 10016 (“Enstar” or “Employer”), and Zachary Wolf, , on behalf of himself and his heirs, executors, administrators, representatives, successors and assigns (collectively referred to throughout this Agreement as “Employee”). The parties agree that:
1.Last Day of Employment.
(a)Employee's employment with Employer and its subsidiaries and affiliates is or was terminated effective August 10, 2021 (the “Termination Date”). Pursuant to Section 9 of Employee’s Employment Agreement with the Company dated as of August 21, 2020 (the “Existing Agreement”), Employee shall reasonably cooperate with the Company in all matters relating to the winding up of pending work and the orderly transfer of work to other employees of the Company and its affiliates between the Termination Date and September 30, 2021.
(b)Employee hereby resigns, effective as of the Termination Date, from all directorships, officerships and other similar positions with Employer and its subsidiaries and affiliates. Employee shall sign all appropriate documentation, if any, prepared by Employer in connection with such resignations or to otherwise evidence or confirm the terms hereof in substantially the form of Appendix A.
2.Consideration. Provided that Employee executes the General Release of all Claims, attached hereto as Appendix B (the "Release"), within twenty-one (21) days following the Termination Date and does not exercise his revocation right as contained therein, and subject to Employee's continued compliance with the terms of this Agreement, the Employer will provide Employee with the following benefits (the "Severance Benefits"):
(a)On the first payroll date following the Effective Date of the Release, as defined therein, a lump sum payment, less applicable withholdings and deductions, of $766,875, which represents Employee’s base salary as of the Termination Date.
(b)On the first payroll date following the Effective Date of the Release, as defined therein, a lump sum payment, less applicable withholdings and deductions, of $466,428, representing Employee’s target bonus opportunity under Enstar’s annual performance bonus program for performance year 2021, pro-rated based on the number of days of Employee’s employment in 2021 through and including the Termination Date (222 days).
(c)Accelerated vesting as of the Termination Date of 4,321 ordinary shares of Enstar Group Limited underlying Employee’s unvested Restricted Stock Unit Awards, which includes Employee’s Sign-On RSU Awards (as defined in the Existing Agreement).
(d)Accelerated vesting as of the Termination Date of 895 ordinary shares of Enstar Group Limited underlying Employee’s unvested Performance Stock Unit Awards, which includes a portion of Employee’s Sign-On PSU Awards (as defined in the Existing Agreement). All other ordinary shares of Enstar Group Limited underlying Employee’s unvested Performance Stock Unit Awards are forfeited.
(e)Employee’s medical coverage under Employer’s group health plan will cease on the final day of the month in which the Termination Date occurs (the “Benefit Termination Date”). After the

Benefit Termination Date, Employee will be eligible to continue coverage under Employer’s group health plan at Employee’s own expense subject to the terms and conditions of the health insurance continuation provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Notwithstanding the foregoing, provided Employee timely completes the necessary COBRA application, under the American Rescue Plan Act of 2021, Employer will pay 100% of the COBRA continuation premium for group health plan coverage until the earlier of September 30, 2021 or the date Employee becomes eligible for alternate group health insurance coverage.  Except for Employer’s payment of the premiums for Employee’s continuation coverage during this period, all provisions of Employee’s continuation coverage will be in accordance with the applicable plan (including any applicable co-payments, deductibles and other out-of-pocket expenses).
3.No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the Severance Benefits specified in Section 2 above, except for Employee’s signing of this Agreement, Employee's signing and non-revocation of the Release and Employee’s fulfillment of all the promises contained in this Agreement and the Release that pertain to Employee.
4.Acknowledgments and Affirmations. Employee affirms that:
•Employee has been paid and/or has received all compensation, wages, bonuses, commissions and/or benefits which are due and payable as of the date Employee signs this Agreement;
•Employer has granted Employee any leave to which Employee was entitled from Employer under the Family and Medical Leave Act or related state or local leave or disability accommodation laws;
•Employee has no known workplace injuries or occupational diseases;
•Employee is not Medicare eligible and has not filed a claim for Medicare benefits;
•Employee has not, except as expressly permitted by and consistent with Employer's policies (including pursuant to non-disclosure agreements entered into with third parties), divulged any financial, proprietary or confidential information of Employer and will continue to maintain the confidentiality of such information consistent with Employer’s policies, Employee’s agreement(s) with Employer and/or any applicable law; and
•Employee has not raised any allegations of harassment, discrimination or retaliation with Employer.
    Both Employer and Employee acknowledge that this Agreement, including, but not limited to, any paragraphs pertaining to confidentiality and non-disclosure, a release of claims, or defamation, does not limit either party’s right, where applicable, to file, testify, assist, or participate in an investigation, hearing, or proceeding, to respond to any inquiry, or to otherwise communicate with any federal, state or local governmental agency including, but not limited to, the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), the Commodity Futures Trading Commission (CFTC), the Consumer Financial Protection Bureau (CFPB), the Occupational Safety and Health Administration (OSHA), the US Department of Justice (DOJ), the US Congress, any agency Inspector General, the Equal Employment Opportunity Commission (EEOC) and the National Labor Relations Board (NLRB).
5.Confidentiality and Return of Property.

(a)Except as otherwise required by law or specified in this Section 5, Employee agrees to refrain from disclosing to any person or entity, either verbally, in writing or otherwise: (1) any information regarding the underlying facts or negotiations leading up to this Agreement; (2) any allegations of wrongdoing against Employer or any other "Releasees" described in the Release (the "Releasees") in connection with Employee’s employment with Employer; (3) any trade secrets, proprietary information, financial information, privileged information, medical information, claims information or other confidential information regarding Employer or any other Releasees, and/or the current, former or prospective customers of Employer or of any other Releasees; and/or (4) any confidential or proprietary information identified in the Enstar Group Limited Code of Conduct (all information referenced in clauses (1) through (4) above collectively referred to as “Confidential Information”). However, nothing in this Section will prohibit Employee from (y) discussing the terms of this Agreement with Employee’s spouse or domestic partner, tax advisor and/or attorney with whom Employee chooses to consult regarding Employee’s consideration of this Agreement, provided that such individuals are advised of the confidentiality of this information and agree to maintain the confidentiality of this information; or (z) pursuant to the order of a court. Employee acknowledges that this Agreement will be publicly filed by Enstar Group Limited with the Securities and Exchange Commission and the terms of this Agreement will be described in filings made by Enstar Group Limited with the Securities and Exchange Commission.
(b)Employee affirms that Employee has delivered to Employer, or will make available for pick up by Employer on or about August 13, 2021, without copying or reproducing: (1) all documents, files, digital files, notes, memoranda, manuals, lists, computer disks, computer databases, computer programs and/or other storage medium within Employee’s possession or control that reflect any Confidential Information; and (2) all items or other forms of property and/or equipment belonging to Employer or to any other Releasees within Employee’s possession or control, including but not limited to keys, credit cards and electronic equipment. This includes, among other items, any disks, files, documents, notebooks, etc. that Employee personally generated or maintained with respect to Employer's business, as well as any Employer records in Employee's possession or control. Immediately upon Employee’s execution of this Agreement or at any other time requested by Employer, Employee also agrees to delete permanently, without accessing, copying, reproducing or disclosing, any Confidential Information from any repository within Employee’s possession or control that is not located on Employer’s premises. Employee further affirms that Employer does not possess any property which belongs to Employee.
(c)Employee is hereby notified that 18 U.S.C. § 1833(b) states as follows: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, notwithstanding any other provision of this Agreement to the contrary, Employee has the right to (1) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of the law or (2) disclose trade secrets in a document filed in a lawsuit or other proceeding so long as that filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
6.Covenants.
(a)Employee will not disparage Enstar or any of its subsidiaries or affiliates, any of their known respective officers, trustees, directors, employees, or other service providers, or any product or service offered by Enstar or any of its known subsidiaries or affiliates, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against Enstar or any of its subsidiaries or affiliates, except as required or protected by law. This includes any statement to or response to an inquiry by any member of the press or media, whether written, verbal, electronic, or otherwise. Nothing contained in this Section 6 is intended to prevent Employee from testifying truthfully in any legal proceeding.
(b)Employee agrees and acknowledges that Employee continues to be bound by Sections 9 and 11 of the Existing Agreement.
(c)For the avoidance of doubt, Employee shall not be subject to the covenant set forth in Section 10 ("Non-Competition") of the Existing Agreement.
(d)Employer agrees that in response to employment reference requests concerning Employee, Employer shall confirm Employee's dates of employment and job title in accordance with Employer’s policies.
7.Taxes.
(a)Enstar may deduct or withhold from any compensation or benefits any applicable federal, state or local tax or employment withholdings or deductions resulting from any payments or benefits provided under this Agreement.
(b)It is Enstar’s intention that all payments or benefits provided under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement shall be construed and applied in a manner consistent with this intent.
(c)Any payment or benefit due upon a termination of employment that represents a "deferral of compensation" within the meaning of Section 409A shall commence to be paid or provided to Employee thirty-one (31) days following a "separation from service" as defined in Treas. Reg. § 1.409A-1(h), unless earlier commencement is otherwise permitted by Section 409A, provided that Employee executes within 21 days following "separation from service" a general release of claims in a form and substance satisfactory to Employer and its legal counsel. Each payment made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A. Amounts payable under this Agreement shall be deemed not to be a "deferral of compensation" subject to Section 409A to the extent provided in the exceptions in Treasury Regulation §§ 1.409A-1(b)(4) ("short-term deferrals") and (b)(9) ("separation pay plans," including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation §§ 1.409A-1 through A-6.
(d)Notwithstanding anything in this Agreement to the contrary, the following special rule shall apply, if and to the extent required by Section 409A, in the event that (i) Employee is deemed to be a "specified employee" within the meaning of Section 409A(a)(2)(B)(i), (ii) amounts or benefits under this Agreement or any other program, plan or arrangement of Employer or a controlled group affiliate thereof are due or payable on account of "separation from service" within the meaning of Treasury Regulations Section 1.409A-1(h) and (iii) Employee is employed by a public company or a controlled group affiliate thereof: no payments hereunder that are "deferred compensation" subject to Section 409A shall be made to Employee prior to the date that is six (6) months after the date of separation from service or, if earlier, the date of death; following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date.
(e)Notwithstanding anything to the contrary in this Agreement, any payment or benefit under this Agreement or otherwise that is exempt from Section 409A pursuant to Treasury

Regulation § 1.409A-1(b)(9)(v)(A) or (C) (relating to certain reimbursements and in-kind benefits) shall be paid or provided to Employee only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second calendar year following the calendar year in which Employee's "separation from service" occurs; and provided further that such expenses are reimbursed no later than the last day of the third calendar year following the calendar year in which Employee's "separation from service" occurs. To the extent any indemnification payment, expense reimbursement or the provision of any in-kind benefit is determined to be subject to Section 409A (and not exempt pursuant to the prior sentence or otherwise), the amount of any such indemnification payment or expenses eligible for reimbursement or the provision of any in-kind benefit in one calendar year shall not affect the indemnification payment or provision of in-kind benefits or expenses eligible for reimbursement in any other calendar year (except for any lifetime or other aggregate limitation applicable to medical expenses), and in no event shall any indemnification payment or expenses be reimbursed after the last day of the calendar year following the calendar year in which Employee incurred such indemnification payment or expenses, and in no event shall any right to indemnification payment or reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.
(f)Notwithstanding anything to the contrary herein, Enstar does not guarantee the tax treatment of any payments or benefits under this Agreement, including without limitation under the Code, federal, state, local or foreign tax laws and regulations. In no event may Employee, directly or indirectly, designate the calendar year of any payment under this Agreement.
(g)In the event the consideration and revocation period referenced in the Release ends in the taxable year following Employee’s termination of employment, any severance payment or deferred compensation payment shall be paid or commence in such subsequent taxable year if required under Section 409A of the Code.
8.Governing Law and Jury Waiver. This Agreement shall be governed and conformed in accordance with the laws of the State of New York without regard to the State’s conflict of laws provisions. If Employee breaches any provision of this Agreement, Employee and Employer affirm that Employer may institute an action or proceeding: (a) to specifically enforce any term or terms of this Agreement; (b) to recover damages resulting from such breach in an amount to be determined by a court of competent jurisdiction; (c) to terminate Employer’s obligations to provide future monetary payments and benefits under this Agreement; and/or (d) to seek any other legal or equitable relief permitted by law, including but not limited to injunctive relief, and including specifically pursuant to Section 12 of the Existing Agreement, which is incorporated by reference into this Agreement to the fullest extent possible. Employer and Employee agree that any action or proceeding relating to this Agreement or to the enforcement of this Agreement will only be brought in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, County of New York, and that any such action or proceeding will be heard without a jury or an advisory jury. Employee and Employer waive their respective rights to bring any such action or proceeding in any other jurisdiction, or to have any such action or proceeding heard before a jury or an advisory jury.
9.Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.
10.Non-Admission of Wrongdoing. Employee agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Enstar or the Releasees of any wrongdoing or evidence of any liability or unlawful conduct of any kind.

11.Amendment. This Agreement may not be modified, altered or changed except in a writing signed by both Employer and Employee that specifically refers to this Agreement.
12.Expiration of Offer. Employee understands that the offer contained in this Agreement will be considered withdrawn if Employee has not signed and returned to Employer signed copies of this Agreement and of the Release on or before the conclusion of the twenty-one (21) day consideration period referenced in the Release.
13.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. PDF or electronic signatures, including those collected and certified through an eSignature platform, shall be deemed as effective as originals.
14.Entire Agreement. This Agreement and the Release sets forth the entire agreement between Employee and Employer, and fully supersedes any prior agreements, understandings or obligations between Employee and Releasees pertaining to the subjects addressed herein, with the exception of any confidentiality and/or assignment of proprietary rights agreements or obligations previously signed or undertaken by Employee that provide additional or greater rights to Employer (including but not limited to the Enstar Group Limited Code of Conduct), which remain in full force and effect. For clarity, the following agreements and/or sections thereof are not superseded by this Agreement: (a) Sections 4, 8, 9, 11, 12, 16 and 17 of the Existing Agreement; and (b) the Confidentiality Agreement you signed on or about August 17, 2020. Employee acknowledges that he has not relied on any representations, promises, agreements or offers of any kind made to Employee in connection with his decision to enter into this Agreement, except for those set forth in this Agreement. Employee hereby acknowledges that he has had the opportunity to consult legal counsel concerning this Agreement, that he has read and understands this Agreement, that he is fully aware of its legal effect, and that he has entered into the Agreement freely and based on his own judgment.

[Signature page follows]

    The Parties knowingly and voluntarily sign this Separation Agreement as of the date(s) set forth below:

Enstar (US) Inc.

By: /s/ Linda J. Rooney                    Date: 12-Aug-2021
Name: Linda J. Rooney
Title: VP, Human Resources

Zachary Wolf

/s/ Zachary Wolf                        Date: 12-Aug-2021

Appendix A
Resignation from Appointments Letter

To whom it may concern:
I hereby resign effective as of August 11, 2021 from all directorships, officerships, committee memberships and other similar positions I hold with Enstar Group Limited.

/s/ Zachary Wolf
Zachary Wolf

Appendix B
General Release of All Claims
This General Release of all Claims (this "Release") is entered into by Enstar (US) Inc., 411 Fifth Ave., 5th Floor, New York, NY 10016 (“Enstar” or “Employer”), and Zachary Wolf, , on behalf of himself and his heirs, executors, administrators, representatives, successors and assigns (collectively referred to throughout this Release as “Employee”) effective as of August 11, 2021.
In consideration of the payments and benefits set forth in the Separation Agreement entered into by Enstar and Employee, dated August 11, 2021 (the “Separation Agreement”) (such payments and benefits, the "Severance Benefits") and for other good and valuable consideration, which Employee acknowledges exceeds any amounts to which Employee otherwise may be entitled, Enstar and Employee agree as follows:
1.Release. Employee knowingly, voluntarily and completely releases and forever discharges, to the fullest extent permitted by law, Enstar, its parent corporation, affiliates, subsidiaries, divisions, insurers, predecessors, successors and assigns, and the current and former employees, attorneys, officers, directors, agents and shareholders of each, both individually and in their business capacities, and the employee benefit plans and programs (“Employee Benefit Plans”) and the administrators and fiduciaries of each (all collectively referred to throughout this Release as “Releasees”), of and from, and agrees to not file, cause to be filed or pursue against the Releasees, any and all claims, known and unknown, asserted or unasserted, by Employee or on Employee’s behalf, which Employee has or may have against Releasees up to and including the date Employee signs this Release regarding Employee’s employment at or termination of employment from Enstar and its subsidiaries and affiliates, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies (including claims as to taxes), attorneys' fees, any tort, and all claims regarding or based upon age, disability, race, color, sex, religion, national origin, retaliation or any other classification or activity protected by law (the "Claims”), including, but not limited to:
•all Claims arising from Employee's employment with Enstar and its subsidiaries and affiliates and the termination of that employment, including Claims with respect to any agreement Employee entered into with Enstar or for wrongful termination or retaliation;
•all Claims related to Employee's compensation or benefits from the Releasees, including salary, wages, bonuses, commissions, incentive compensation, equity awards, profit sharing, retirement benefits, paid time off, vacation, sick leave, leaves of absence, expense reimbursements, equity, severance pay, and fringe benefits;
•all Claims for breach of contract, breach of quasi-contract, promissory estoppel, detrimental reliance, and breach of the implied covenant of good faith and fair dealing;
•all tort Claims, including Claims for fraud, defamation, slander, libel, negligent or intentional infliction of emotional distress, personal injury, negligence, compensatory or punitive damages, negligent or intentional misrepresentation, and discharge in violation of public policy;
•all federal, state, and local statutory Claims, including Claims for discrimination, harassment, retaliation, attorneys’ fees, medical expenses, experts’ fees, costs and disbursements; and
•any other Claims of any kind whatsoever, from the beginning of time until the date Employee signs this Release, in each case whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction.

By way of example and not in limitation, Claims include any claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Civil Rights Act of 1991; the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981; the Americans with Disabilities Act, 42 U.S.C. 12101 et seq.; the Age Discrimination in Employment Act of 1967 (“ADEA”), 29 U.S.C. § 621 et seq.; the Family Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq.; the federal Worker Adjustment Retraining Notification Act (“WARN Act”), 29 U.S.C. § 2102 et seq.; the Immigration Reform and Control Act of 1986; the Rehabilitation Act of 1973; the Fair Credit Reporting Act; the Family and Medical Leave Act; the Equal Pay Act of 1963; the Genetic Information Nondiscrimination Act of 2008; the Occupational Safety and Health Act; the Families First Coronavirus Response Act; the Coronavirus Aid, Relief, and Economic Security (CARES) Act; the New York State WARN Act; the New York State Human Rights Law; the New York City Human Rights Law; the New York City Earned Sick Time Act; and the New York State Labor Law. The Parties intend for this release to be enforced to the fullest extent permitted by law. EMPLOYEE UNDERSTANDS AND AGREES THAT THIS RELEASE AGREEMENT CONTAINS A GENERAL RELEASE OF ALL CLAIMS.
2.No Claims. Employee represents that Employee has not initiated, filed, or caused to be filed and agrees not to initiate, file or cause to be filed any Claims against any Releasees with respect to any aspect of Employee's employment by or termination from employment with Enstar or with respect to any other Claim. Employee expressly covenants and warrants that Employee has not assigned or transferred to any person or entity any portion of any Claims that are waived, released and/or discharged herein. If Employee nonetheless files, causes to be filed, or pursues any Claims against one or more Releasee, Employee will pay to each such Releasee any costs or expenses (including attorneys’ fees and court costs) incurred by such Releasee in connection with such action, claim or suit.
3.ADEA. In this paragraph, Employer provides Employee with specific information required under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”). Employee acknowledges that Employee has received and reviewed any and all information required, if any, by the ADEA/Older Workers Benefit Protection Act pertaining to Employee's termination from Enstar. Employee agrees that Employee's release of claims in this Release includes a knowing and voluntary waiver of any rights Employee may have under the ADEA. Employee acknowledges that Employee has been given an opportunity to consider for twenty-one (21) days the terms of this Release, although Employee may sign beforehand, and that Employee is advised by Enstar to consult with an attorney. Employee further understands that Employee can revoke his release of ADEA claims by delivering a written notice of revocation as set forth in Section 13 of this Release within seven (7) days of signing this Release, in which case Employer shall have the option, in its sole discretion, to treat the entire Separation Agreement as null and void, in which case Employee will not be eligible for any Severance Benefits. Employee acknowledges and agrees that for the revocation to be effective, the written notice must be received in accordance with Section 13 of this Release no later than the close of business (5:00 p.m. Eastern Time) on the seventh (7th) day after Employee signs this Release. This Release will become effective and enforceable on the eighth (8th) day following Employee's execution of this Release, provided that Employee and Employer have not exercised their revocation-related rights as described herein (the “Effective Date”). Employee further agrees that any change to this Release, whether material or immaterial, will not restart the twenty-one (21) day review period.
4.Claims Not Waived. Notwithstanding the foregoing, the parties acknowledge and agree that Employee is not waiving or being required to waive any (1) right that cannot be waived as a matter of law, (2) rights for indemnification under any contract or agreement with Enstar that provides for indemnification or under Enstar’s by-laws or under any insurance policies of Enstar or its subsidiaries or affiliates, in all cases pursuant to the terms thereof, (3) rights to any vested benefits or pension funds; (4) rights to seek worker’s compensation or unemployment insurance benefits, subject to the terms and conditions thereof; (5) rights or claims that may arise after the date of the execution of this Release; or (6) rights that Employee has pursuant to the Separation Agreement.

5.Protected Rights. Notwithstanding anything to the contrary in this Release, nothing in this Release shall prohibit or interfere with Employee's exercising protected rights, including rights under the National Labor Relations Act; filing a charge with the Equal Employment Opportunity Commission or OSHA; reporting possible violations of law to or participating in an investigation by any federal, state or local government agency or commission such as the National Labor Relations Board, the Department of Labor or the Securities and Exchange Commission. Employee does, however, waive any right to receive any monetary award or benefit resulting from such a charge, report, or investigation related to any Claims, except that Employee may receive and fully retain a monetary award from a government-administered whistle-blower award program.
6. 18 U.S.C. § 1833(b). Employee is hereby notified that 18 U.S.C. § 1833(b) states as follows: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, notwithstanding any other provision of this Release to the contrary, Employee has the right to (1) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of the law or (2) disclose trade secrets in a document filed in a lawsuit or other proceeding so long as that filing is made under seal and protected from public disclosure. Nothing in this Release is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
7.Acknowledgment. By Employee's signature below, Employee acknowledges each of the following: (a) that Employee has read this Release and has been afforded the opportunity to consult counsel in connection with same; (b) that Employee is fully aware of the Release’s contents and legal effect; and (c) that Employee has voluntarily chosen to enter into this Release, without duress or coercion, economic or otherwise, and based upon Employee's own judgment and not in reliance upon any promises made by Enstar other than those contained in this Release.
8.Governing Law. This Release shall be governed and conformed in accordance with the laws of the State of New York without regard to the State’s conflict of laws provisions. If Employee breaches any provision of this Release, Employee and Employer affirm that Employer may institute an action or proceeding: (a) to specifically enforce any term or terms of this Release; (b) to recover damages resulting from such breach in an amount to be determined by a court of competent jurisdiction; (c) to terminate Employer’s obligations to provide future monetary payments and benefits under this Release or the Separation Agreement; and/or (d) to seek any other legal or equitable relief permitted by law, including but not limited to injunctive relief. Employer and Employee agree that any action or proceeding relating to this Release or to the enforcement of this Release will only be brought in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, County of New York, and that any such action or proceeding will be heard without a jury or an advisory jury. Employee and Employer waive their respective rights to bring any such action or proceeding in any other jurisdiction, or to have any such action or proceeding heard before a jury or an advisory jury.
9.Severability. Should any provision of this Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Release in full force and effect. If the general release language is found to be illegal or unenforceable, Employee agrees to execute a binding replacement release.
10.Non-Admission of Wrongdoing. Employee agrees that neither this Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Enstar or the Releasees of any wrongdoing or evidence of any liability or unlawful conduct of any kind.
11.Amendment. This Release may not be modified, altered or changed except in a writing signed by both Employer and Employee that specifically refers to this Release.
12.Waiver of Rights. Without detracting in any respect from any other provision of this Release:
(a)Employee, in consideration of the payment and benefits provided as described in Section 2 of the Separation Agreement, agrees and acknowledges that this Release constitutes a knowing and voluntary waiver of all rights or claims Employee has or may have against Enstar as set forth herein, including, but not limited to, all rights or claims arising under the ADEA, including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA; and Employee has no physical or mental impairment of any kind that has interfered with Employee’s ability to read and understand the meaning of this Release or its terms, and that Employee is not acting under the influence of any medication or mind-altering chemical of any type in entering into this Release.
(b)Nothing in this Release shall prevent Employee (or Employee’s attorneys) from (i) commencing an action or proceeding to enforce this Release or (ii) exercising Employee's right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of Employee's waiver of ADEA claims set forth in this Release.
13.Revocation. Employee may revoke his release of ADEA claims during the period of seven (7) calendar days following the day on which Employee signs this Release. Any revocation within this period must be submitted, in writing, to Linda Rooney, Vice President, Human Resources, Enstar (US) Inc. and must state: “I hereby revoke my release of ADEA claims.” The revocation must be either: (a) be mailed to Ms. Rooney at the Company’s Florida headquarters (150 2nd Street North, 3rd Floor, St. Petersburg, FL 33701) and postmarked within seven (7) calendar days after the day Employee signs the Release; (b) emailed to Ms. Rooney at Linda.Rooney@enstargroup.com; or (c) delivered to Ms. Rooney at the address specified above through a reputable overnight delivery service with documented evidence that it was sent within seven (7) calendar days after the day Employee signed the Release. For clarity, the effect of such revocation is set forth in Section 3 of this Release.
14.Expiration of Offer and Effective Date of Release. Employee understands that the offer contained in the Separation Agreement will be considered withdrawn if Employee has not signed and returned a copy of this Release on or before the conclusion of the twenty-one (21) day consideration period referenced above. This Release will become effective after Employee and Employer have signed an original of this Release, the revocation period stated above has expired, and the parties have not exercised their revocation-related rights as set forth herein.
[Signature page follows]

EMPLOYEE IS HEREBY ADVISED THAT EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS GENERAL RELEASE. EMPLOYEE IS ALSO ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS GENERAL RELEASE.
EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS GENERAL RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.
EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES AS OF THE DATE EMPLOYEE SIGNS THIS GENERAL RELEASE.

The Parties knowingly and voluntarily sign this Release as of the date(s) set forth below:
Enstar (US) Inc.

By: /s/ Linda J. Rooney                    Date: 12-Aug-2021
Name: Linda J. Rooney
Title: VP, Human Resources

Zachary Wolf

/s/ Zachary Wolf                        Date: 12-Aug-2021